Consent of Independent Auditors



We consent to the incorporation by reference of our report dated February 14, 2003 with respect to the 2002 consolidated financial statements of North Bancshares, Inc., included in this annual report on Form 10-KSB, in the Registration Statement on Form S-8 (File No. 333-82356) pertaining to the North Bancshares, Inc. 1993 Stock-Based Incentive Plan.


                                   /s/ Crowe, Chizek and Company LLP

                                   Crowe, Chizek and Company









Oak Brook, Illinois
March 21, 2003